UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2015 (April 25, 2015)

IGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 219-8050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2015, IGATE Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cap Gemini S.A (“SA”), Capgemini North America, Inc. (“NA” and, together with SA, “Parent”) and Laporte Merger Sub, Inc., a wholly owned subsidiary of NA (“Merger Sub”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors (the “Board”) of the Company and by the boards of directors of SA, NA and Merger Sub, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of NA.

Upon the completion of the Merger (the “Effective Time”), each outstanding share of Company common stock (other than shares owned by the Company as treasury stock or by Parent or Merger Sub) will be converted into the right to receive $48.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, (i) each outstanding stock option that is vested or held by a non-employee director of the Company will be cancelled and converted into the right to receive cash equal to the excess of the Merger Consideration over the exercise price per share of such option, (ii) each outstanding Company restricted share unit held by a non-employee director of the Company will be cancelled and converted into the right to receive the Merger Consideration, (iii) each equity award held by an NEO (as defined in the Merger Agreement), whether vested or unvested, will be cancelled and converted into the right to receive an NEO Converted Cash Award (as defined in the Merger Agreement), and one-half of such NEO Converted Cash Award shall vest and be payable as soon as practicable following the Effective Time, (iv) each outstanding Company performance share award held by an employee other than an NEO, whether vested or unvested, will be cancelled and converted into the right to receive a Non-NEO Converted Performance Share (as defined in the Merger Agreement), and (v) each outstanding Company restricted stock award and each outstanding stock option, in each case, held by an employee other than an NEO, will be cancelled and converted into the right to receive a restricted cash award. The NEO Converted Cash Awards, Non-NEO Converted Performance Share Awards, and restricted cash awards granted to employees will each be subject to vesting, performance metrics, service conditions, and other terms and conditions, as applicable, as described in the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including, among others, (a) receiving the required approval of the Company’s shareholders (the “Shareholder Approval”), which approval was effected on April 25, 2015, by written consent of the Majority Shareholders (defined below) (the “Shareholder Consent”), (b) there being no applicable law, order, judgment or other legal restraint preventing or prohibiting the consummation of the Merger or imposing a Burdensome Condition (as defined in the Merger Agreement), (c) the expiration or termination of all applicable waiting periods and receipt of applicable antitrust approvals in the United States and certain non-U.S. jurisdictions, as well as Committee on Foreign Investment in the United States clearance, (d) 20 days having elapsed since the mailing to the Company’s shareholders of the definitive information statement with respect to such approval of the Merger Agreement, (e) the absence of certain proceedings to enjoin or prohibit the Merger under the antitrust laws of the United States or Canada; and (f) subject to specified materiality standards, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement.

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among other things, subject to certain exceptions, to conduct its business only in the ordinary course and not to take certain specified actions prior to consummation of the Merger.

The Company has also agreed not to (and to direct its representatives not to) solicit, initiate or knowingly encourage alternative acquisition proposals and, subject to certain exceptions described below, not to directly or indirectly enter into discussions or negotiations concerning, or provide information to third parties in connection with, any alternative acquisition proposal.

As a result of the execution and delivery of the Shareholder Consent, the Shareholder Approval has been obtained. Notwithstanding the execution and delivery of the Shareholder Consent constituting the Shareholder Approval, for a period of 30 days following the execution of the Merger Agreement (subject to extension under certain circumstances in the event a Superior Company Proposal (as defined in the Merger Agreement) is received prior to such time, the “Written Consent Period”), the Company may, upon receipt of an alternative acquisition proposal that the Board determines constitutes or would be reasonably likely to lead to a Superior Company

Proposal, furnish information with respect to the Company and participate in discussions and negotiations with any person making the Superior Company Proposal, so long as the Board determines that failure to do so would be inconsistent with its fiduciary duties. In addition, during the Written Consent Period, the Company may, in the event that the Board determines in good faith that such Superior Company Proposal continues to constitute a Superior Company Proposal following the Company’s compliance with certain notice and other conditions set forth in the Merger Agreement, including those provisions relating to Parent’s ability to propose revisions to the Merger Agreement in response to a Superior Company Proposal for a specified period of time, terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Company Proposal if the Board determines that failure to do so would be inconsistent with its fiduciary duties.

The Merger Agreement contains certain other termination rights for each of the Company and Parent, including the right of each party to terminate the Merger Agreement if, other than in certain circumstances described in the Merger Agreement, the Merger has not been consummated by October 26, 2015 (the “End Date”) (subject to extension to April 26, 2016 in certain circumstances).

If the Merger Agreement is terminated under certain circumstances, including (i) by the Company in order to enter into a definitive agreement providing for a Superior Company Proposal or (ii) by Parent as a result of a change in the recommendation of the Board that the Company’s shareholders approve the Merger Agreement, then the Company will be required to pay Parent a termination fee of $161,280,000.

Also on April 25, 2015, in connection with the execution of the Merger Agreement, Parent and Merger Sub entered into a voting agreement (the “Voting Agreement”) with Viscaria Limited, a limited company organized under the laws of Cyprus (“Viscaria”), Ashok Trivedi, Sunil Wadhwani, and the other parties thereto, which collectively beneficially own 43,990,645 shares of Company common stock, representing approximately 54% of the outstanding Company common stock (collectively, the “Majority Shareholders”). The Voting Agreement provides for the Majority Shareholders’ agreement to vote their shares of Company common stock in favor of the transactions contemplated by the Merger Agreement. The Voting Agreement provides that it will terminate if the Merger Agreement is terminated in accordance with its terms, including in the event of a termination of the Merger Agreement in connection with a Superior Company Proposal.

The foregoing description of the Merger Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms and is not intended to modify or supplement any factual information about the Company, Parent or their respective subsidiaries or affiliates, or any disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’ shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Security holders are not third-party beneficiaries under the Merger Agreement (except for the right of holders of common stock of the Company to receive the Merger Consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or of the condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Stock Incentive Plan

On April 25, 2015, the Board approved an amendment (the “Amendment”) to the 2006 IGATE Corporation Amended and Restated 2006 Stock Incentive Plan (the “Plan”) to clarify that the Board and Plan Administrator (as defined in the Plan) had the authority to make differing determinations and interpretations with respect to awards granted under the Plan, and the treatment thereof, among participants and groups of participants and among types of awards.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Plan, as amended, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Modification of NEO Equity Awards

The information regarding changes to and the treatment of NEO equity awards set forth above and referenced under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.02.

Side Letters with Named Executive Officers

In connection with the Company’s entry into the Merger Agreement, each of the NEOs entered into letter agreements (the “Letter Agreements”) with the Company, confirming the treatment of the NEOs equity awards in connection with the Merger and waiving the right to terminate employment for “Good Reason” in connection with the consummation of the Merger.

The foregoing description of the Letter Agreements is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Form of Letter Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2015, the Company obtained the Shareholder Approval by irrevocable written consent of the Majority Shareholders, collectively holding approximately 54% of the outstanding Company common stock, adopting and approving the Merger Agreement and the transactions contemplated thereby. No additional action by holders of the Company’s common stock will be required to complete the Merger. The Company will file with the SEC as promptly as practicable, and mail to its shareholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01	Other Events.

On April 27, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report and the Company’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,”, “intends”, “expects,” “anticipates,”, “estimates”, “predicts”, “believes,” “estimates”, “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s current views and assumptions regarding future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results or events to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies,

•	the risk that a closing condition to the proposed Merger may not be satisfied,

•	the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed Merger, and

•	other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 9, 2015, as well as the Information Statement to be filed by the Company.

These forward-looking statements speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company and Parent may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or through our investor relations website at www.igate.com or from the Company by directing a request by mail or telephone to 100 Somerset Corporate Blvd, Bridgewater, NJ 08807, Attention: Investor Relations, or (510) 896-3007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 25, 2015, among Cap Gemini S.A, Capgemini North America, Inc., Laporte Merger Sub, Inc., and IGATE Corporation.*

10.1	IGATE Corporation Amended and Restated 2006 Stock Incentive Plan, as amended.

10.2	Form of Letter Agreement, by and between IGATE Corporation and each of the named executive officers.

99.1	Voting Agreement, dated as of April 25, 2015, by and among Cap Gemini S.A, Capgemini North America, Inc., Laporte Merger Sub, Inc., Viscaria Limited, Ashok Trivedi, Sunil Wadhwani, and the other parties thereto.

99.2	Joint Press Release, dated April 27, 2015, of IGATE Corporation and Cap Gemini S.A.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IGATE Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to IGATE Corporation’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGATE Corporation

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President – Legal & Corporate Secretary

April 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2015, among Cap Gemini S.A, Capgemini North America, Inc., Laporte Merger Sub, Inc., and IGATE Corporation.*

10.1	IGATE Corporation Amended and Restated 2006 Stock Incentive Plan, as amended.

10.2	Form of Letter Agreement, by and between IGATE Corporation and each of the named executive officers.

99.1	Voting Agreement, dated as of April 25, 2015, by and among Cap Gemini S.A, Capgemini North America, Inc., Laporte Merger Sub, Inc., Viscaria Limited, Ashok Trivedi, Sunil Wadhwani, and the other parties thereto.

99.2	Joint Press Release, dated April 27, 2015, of IGATE Corporation and Cap Gemini S.A.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IGATE Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to IGATE Corporation’s right to request confidential treatment of any requested schedule or exhibit.